UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 3, 2006	(September 27, 2006)
Date of report	(Date of earliest event reported)

Hexcel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut  06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on February 7, 2006 we adopted financial performance goals to be used to determine cash bonuses for 2006 for all participants in our bonus plan including each of our five most highly compensated executive officers.  The financial performance goals were based on the attainment of certain levels of consolidated or business unit EBITDA.

On July 24, 2006, we announced that we would explore the disposition of non-core assets in our reinforcements business segment and reorganize our remaining businesses.  On September 27, 2006 we modified the financial performance goals to reflect the lower projected EBITDA for the second half 2006 for these non-core assets and we made a downward adjustment to the threshold levels of EBITDA required for a cash bonus to be paid. We also modified business unit EBIDTA for the second half of 2006 to reflect the realignment of responsibilities following the reorganization.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
October 3, 2006
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President